Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-135055) and Form S-8 (Nos. 333-62799, 333-62871, 333-98379 and 333-127018) of Berry Petroleum Company of our report dated February 25, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting,  which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado

February 25, 2009